UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2011

APPLIED VISUAL SCIENCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28238	54-1521616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Exchange Place, Suite H, Herndon, Virginia 20170
(Address of Principal Executive Offices) (Zip Code)

(703) 464-5495

(Registrant's telephone number, including area code)

___________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2- Financial Information

Item 2.04

Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Applied Visual Sciences, Inc. (the “Company”), did not make timely payment of the principal amount under its Series A Senior Convertible Debentures (the “Debentures”) due on June 30, 2011.  Failure to remit payment of the Debentures in full constitutes an event of default under the Debentures. As of the date of this report, the holders have not sought to enforce their rights under the Debentures.  The Company is in discussions with the debenture holders to re-negotiate the terms of the Debentures, including the repayment or repurchase of the Debentures and/or seek to extend their maturity date.  The Debentures provide that any default in the payment of principal, which default is not cured within the five trading days of the receipt of notice of such default or ten trading days after the Company becomes aware of such default, will be deemed an event of default.  As of the date of this report, the debenture holders have not made an election requiring immediate repayment of the mandatory amount although there can be no assurance they will not do so.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED VISUAL SCIENCES, INC.
Date: July 7, 2011	By: /s/ Gregory E. Hare Gregory E. Hare Chief Financial Officer

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